Venable, Baetjer and Howard, LLP
            1800 Mercantile Bank & Trust Building
                      Two Hopkins Plaza
               Baltimore, Maryland 21201-2978
              (410)244-7400, Fax (410)244-7742


                        May 17, 1995

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


          Re:  Audio Communications Network, Inc.
               Registration Statement on Form S-8
               (Commission File No. 0-7762)
               (Registrant CIK No. 0000053678)

Ladies and Gentlemen:

          On behalf of Audio Communications Network, Inc., a Florida corporation ("Audio") and pursuant to Section 6 of the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations promulgated thereunder and
Item 101 of Regulation S-T, attached for filing with the Securities and Exchange Commission (the "SEC") is Audio's Registration Statement on Form S-8 covering the issuance of 500,000 shares of Audio's Common Stock pursuant to its 1993 Employee Stock Purchase and Stock Bonus Plan.

          The required fee in the amount of $241.38 has been remitted by wire to the SEC pursuant to Rule 457 under the Securities Act and Regulation 202.3a of the SEC's Rules
Relating to Informal and Other Procedures.

          If you have any questions or comments with regard to the enclosed, please call Alan Yarbro at (410) 244-7640 or the undersigned at (410) 244-7893.


                              Very truly yours,



                              Francis X. Gallagher, Jr.

Enclosure

cc:  Mr. A.J. Schell
     Alan D. Yarbro, Esq.

As filed with the Securities and Exchange Commission on May
17, 1995

                                              Registration
No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM S-8

                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933


             AUDIO COMMUNICATIONS NETWORK, INC.
   (Exact name of registrant as specified in its charter)

           Florida                    52-0690530
     (State or other jurisdiction of    (I.R.S. employer
identification no.)
     incorporation or organization)

     1000 Legion Place, Suite 1515
            Orlando, Florida            32801
     (Address of Principal Executive Offices)
(Zip Code)

   Audio Communications Network, Inc. 1993 Employee Stock
                        Purchase and
                      Stock Bonus Plan
                  (Full title of the plan)

                         A.J. Schell
                1000 Legion Place, Suite 1515
                   Orlando, Florida  32801
           (Name and address of agent for service)

                       (407) 649-8877
    (Telephone number, including area code, of agent for
                          service)


                          Copy to:

                   Alan D. Yarbro, Esquire
              Venable, Baetjer and Howard, LLP
                       2 Hopkins Plaza
            1800 Mercantile Bank & Trust Building
                 Baltimore, Maryland  21201

               CALCULATION OF REGISTRATION FEE

                           Amount to    Proposed maximum
Proposed         Amount of
   Title of Securities        be         offering price
maximum        registration
    to be registered       registered       per share
offering price*         fee

Common Stock,               500,000          $1.40
$700,000         $241.38
$.25 Par Value               Shares



* Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the bid and asked price as of May 15, 1995.

                           PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by the Registrant, Audio Communications Network, Inc., with the
Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

          (b)  Quarterly Report on Form 10-QSB for the
               period ended March 31, 1995; and

          (c) Description of Common Stock of the Registrant contained or incorporated in the Registration Statement filed by the Registrant under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Article Eleven of the Company's Certificate of Incorporation provides that each director and officer, in consideration of his services, shall be indemnified, whether then in office or not, for the reasonable costs and expenses incurred by him in connection with the defense of, or for advice concerning, any claim asserted or proceeding brought against him by reason of his being or having been a director or officer of the Corporation or of any subsidiary of the Corporation, whether or not wholly owned, or by reason of any act or omission to act as such Director or officer, provided that he shall not have been derelict in the performance of his duty as to the matter or matters in respect of which such claim is asserted or proceeding brought. The Certificate of Incorporation also states that the right of indemnification granted shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law.

          Section 607.0850 of the Florida Business
Corporation Act provides that (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding (other than an action by, or in the right of the corporation), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits are listed in the Exhibit Index included herein.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

               (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)  To include any prospectus required
by Section 10(a)(3) of the Securities Act;

                    (ii)  To reflect in the prospectus any
facts or events which, individually or together, represent a fundamental change in the information in the Registration
Statement;

                   (iii)  To include any additional or
changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Audio Communications Network, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Orlando, State of Florida, on May 17, 1995.

                         AUDIO COMMUNICATIONS NETWORK, INC.

                         By:/s/ A.J. Schell
                            A.J. Schell, President and
                            Chief Executive Officer


                      POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints A.J. Schell and Doris K. Krummenacker, or any one of them acting singly, his or her true and lawful agents and attorneys-in-fact with full power and authority in said agents and attorneys-in-fact, or any of them, to sign for the undersigned and in his or her name, in the capacity indicated opposite his or her name, this Registration Statement of Audio Communications Network, Inc. on Form S-8 (and any pre-effective or post-effective amendment or supplement to such Registration Statement) to be filed under the Securities Act of 1933, with the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          The signing persons include a majority of the Registrant's Board of Directors.

Name                        Capacity              Date

/s/ A.J. Schell                                   Chairman of
the Board,          May 17, 1995
A.J. Schell           President and Chief
                      Executive Officer (Principal
                      Executive Officer), Director

/s/ Doris K. Krummenacker                         Vice
President, Secretary  May 17, 1995
Doris K. Krummenacker and Treasurer (Principal
                      Accounting Officer), Director


/s/ Doris K. Krummenacker                         Vice
President, Secretary  May 17, 1995
Doris K. Krummenacker and Treasurer (Principal
                      Financial Officer), Director


/s/ Ralph L. Weber                                Director
May 17, 1995
Ralph L. Weber


/s/ Nat M. Turnbull                               Director
May 17, 1995
Nat M. Turnbull


                      Director                    May __, 1995
Patrick J. Dougherty


/s/ Ben B. Moss                                   Director
May 17, 1995
Ben B. Moss


                      Director                    May __, 1995
Robert Dyer


                      Director                    May __, 1995
C. Lee Maynard

                        Exhibit Index


Exhibit Number      Description                        Page

5                   Opinion of Turnbull, Abner,
                    Daniels & Rooks                      8

23.1                Consent of Deloitte & Touche LLP     9

23.2                Consent of Turnbull, Abner,
                    Daniels & Rooks (included in
                    Exhibit 5)                           8

24                  Power of Attorney (included in
                    signature page)                      5

                  Turnbull, Abner & Daniels


                        May 17, 1995

Audio Communications Network, Inc.
1000 Legion Place, Suite 1515
Orlando, Florida  32801

Gentlemen:

          We have acted as counsel for Audio Communications Network, Inc. (the "Corporation") in connection with a registration statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement"), registering 500,000 shares of Common Stock (par value $.25 per share) of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's 1993 Employee Stock Purchase and Bonus Plan (the "Plan").

          We have examined the Corporation's charter, its by-laws, the Registration Statement, the Plan and such records of the Corporation as we have deemed to be necessary to render the opinion set forth herein.

          Based on such examination, we are of the opinion that:

          1. The Corporation is duly organized and validly existing as a corporation in good standing under the laws of the State of Florida.

          2. All of the Shares have been duly authorized for issuance and when sold, issued and paid for as contemplated in the Registration Statement, will have been validly issued and will be fully paid and nonassessable shares of Common Stock of the Corporation under the laws of the State of Florida.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                              Very truly yours,

                              /s/ Turnbull, Abner & Daniels
                              TURNBULL, ABNER & DANIELS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Audio Communications Network, Inc. on Form S-8 of our report dated March 23, 1995, appearing in the Annual Report on Form 10-KSB of Audio Communications Network, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP

May 17, 1995
Orlando, Florida


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